[THACHER PROFFITT LOGO OMITTED]                      Thacher Proffitt & Wood LLP
                                                     Two World Financial Center
                                                     New York, NY  10281
                                                     212.912.7400

                                                     Fax: 212.912.7751
                                                     www.tpw.com

                                             May 24, 2007

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019

         Re:   Structured Asset Securities Corporation II, LB-UBS Commercial
               Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through
               Certificates, Series 2007-C2, relating to Prospectus
               Supplement, dated April 24, 2007 (the "Prospectus Supplement")
               (including the related Prospectus, dated April 16, 2007 (the
               "Prospectus")

Ladies and Gentlemen:

         We have acted as counsel to Structured Asset Securities Corporation II, a Delaware corporation (the "Depositor"), in connection with the offer and sale of the certificates described above (the "Certificates").

         In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary. We have also assumed the execution, authentication, offer and sale of the Certificates pursuant to and in accordance with the Prospectus, the related registration statement on Form S-3 (the "Registration Statement") the related pooling and servicing agreement and the related underwriting agreement.

         In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, and the laws of the States of New York and, to the extent applicable, Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.

         Based upon and subject to the foregoing, it is our opinion that:

         1.       The Certificates have been duly authorized by the Depositor and, when the Certificates have been duly executed,
                  authenticated and delivered by the trustee under, and in the manner contemplated by, the related pooling and servicing
                  agreement, and paid for by and sold to the underwriters
                  pursuant to the related underwriting agreement, the
                  Certificates will be validly issued and outstanding, fully paid and non-assessable and entitled to the benefits provided by such pooling and servicing agreement.

Structured Asset Securities Corporation II                                Page 2
May 24, 2007

         2.       The descriptions of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the
                  Prospectus Supplement, and in the Prospectus to which the
                  Prospectus Supplement relates, while not purporting to discuss all possible federal income tax consequences of investment in the Certificates, are accurate with respect to those tax
                  consequences which are discussed, and we hereby adopt and
                  confirm those descriptions as our opinions.

         We hereby consent to the filing of this opinion letter by the Depositor in a Current Report on Form 8-K. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange
Commission issued thereunder, with respect to any part of the Registration
Statement, including this opinion as an exhibit or otherwise.

                                              Very truly yours,

                                              /s/ Thacher Proffitt & Wood LLP